UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2007

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The discussion set forth below under “Item 1.02 – Termination of a Material Definitive Agreement” and “Item 5.02 – Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers” is incorporated in this “Item 1.01 – Entry into a Material Definitive Agreement.”

Item 1.02 Termination of a Material Definitive Agreement.

On May 15, 2007, Jeffrey R. Brown resigned as President of Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation (the “Company”), and his employment agreement with the Company was terminated in conjunction with his departure.

Item 5.02 Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers.

Departure of Jeffrey R. Brown

The discussion set forth above under “Item 1.02 – Termination of a Material Definitive Agreement” is incorporated in this “Item 5.02 – Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers.”

Appointment of, and Employment Agreement with, Don Duttlinger

On May 16, 2007, Don Duttlinger, age 49, was appointed as the new President and China Country Manager of FEEB. Prior to joining FEEB, Mr. Duttlinger served seven years as the Executive Director of the Petroleum Technology Transfer Council, a national non-profit organization that provides technical information to oil and gas producers, in Washington, D.C. and Houston, Texas. Mr. Duttlinger also held numerous management positions, including various international management roles in Africa and Southeast Asia with Baker Energy and Schlumberger Limited. He holds a Bachelor of Science degree in Construction Engineering and Management and Electrical Engineering from Purdue University and a Masters in Business Administration from Louisiana State University.

Also, on May 16, 2007, FEEB entered into an employment agreement with Mr. Duttlinger (the “Employment Agreement”). The Employment Agreement will terminate on May 16, 2009, unless extended or earlier terminated. Mr. Duttlinger will receive an initial base salary of $160,000 and an international service bonus of $80,000 per year while he is employed with the FEEB in China, a housing allowance of up to $80,000 per year, a moving allowance and reimbursement for certain travel between China and the United States. He may also receive discretionary bonuses as determined by the Compensation Committee of the Company. Generally, Mr. Duttlinger will also receive a tax equalization payment to the extent the amount Mr. Duttlinger actually pays for income taxes exceeds the United States income tax and social security tax he would have paid as a citizen of the United States. Pursuant to the Employment Agreement, Mr. Duttlinger was also granted an option to purchase 300,000 shares of the Company’s common stock at an exercise price per share equal to $1.145 per share (which is equal to the fair market value of the Company’s common stock on the date of grant as determined in accordance with the Company’s 2005 Stock Incentive Plan). If Mr. Duttlinger’s employment is terminated without cause (as defined in the Employment Agreement), he will receive a severance payment of 50% of his annual base salary.

The preceding is qualified in its entirety by reference to the Employment Agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Salary Increase and Bonus for Bruce N. Huff

On May 11, 2007, the Compensation Committee of the Board of Directors of the Company increased the salary of Bruce N. Huff, the Chief Financial Officer of the Company, effective as of May 1, 2007, to $260,000 and awarded Mr. Huff a discretionary bonus of $50,000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement by and between Don Duttlinger and Far East Energy (Bermuda), Ltd.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2007

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibit

Exhibit Number	Description

10.1	Employment Agreement by and between Don Duttlinger and Far East Energy (Bermuda), Ltd.